Exhibit 99.1

PRESS RELEASE

REDDY ICE REPORTS FIRST QUARTER 2004 RESULTS

MAY 11, 2004 - DALLAS, TEXAS - Reddy Ice Holdings, Inc., today reported financial results for the first quarter ended March 31, 2004.

Revenues in the first quarter of 2004 were $37.4 million, compared to $32.6 million in the same quarter of 2003.  Net loss before preferred dividends was $11.7 million in the first quarter of 2004, compared to a net loss before preferred dividends of $14.7 million in the first quarter of 2003.

EBITDA (as adjusted), defined as earnings before interest, taxes, depreciation and amortization, gain or loss on the disposition of assets, impairment of assets, gain or loss on extinguishment of debt and the cumulative effect of changes in accounting principle, and referred to as EBITDA, was $0.6 million in the first quarter of 2004, compared to negative $0.6 million in the first quarter of 2003.  A discussion regarding the presentation of EBITDA in this press release is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

During first quarter of 2004, Reddy Ice completed three small acquisitions with an aggregate cash purchase price of approximately $1.1 million.  Annual revenue associated with the acquired operations was approximately $0.8 million.  During the period from April 1, 2004 to May 11, 2004, Reddy Ice made three additional acquisitions for a total cash purchase price of approximately $4.1 million.  Annual revenue associated with these additional acquisitions was approximately $5 million.

“We are pleased to report that the first quarter met our expectations in all respects,” commented Chairman and Chief Executive Officer William P. Brick.  “The quarter’s financial results were in line with our goals and the operations we acquired from Triangle Ice and Service Ice met our targets.  We anticipate that the smaller acquisitions that have been completed so far this year will result in improvements to our financial position and operational performance during the remainder of 2004.”

OUTLOOK

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations, or divestitures that may be completed after May 11, 2004.  The projections for the second quarter of 2004 and the full year 2004 include the effects of the six acquisitions completed through the date of this press release.  Reddy Ice Holdings acquired the Service Ice division of L.D. Plante, Inc. and Triangle Ice Co., Inc. on October 1, 2003 and November 6, 2003, respectively.  The pro forma amounts for 2003 discussed below reflect the results of Reddy Ice Holdings as if the acquisitions of Packaged Ice, Service Ice and Triangle Ice had occurred on January 1, 2003.

Management now expects revenues for 2004 to range between $274 and $284 million, and EBITDA in the range of $76 to $81 million.  This compares to pro forma 2003 revenue and EBITDA of $267.3 million and $73.8 million, respectively.  Management further expects to report net income before preferred dividends in 2004 ranging from $16.1 million to $19.2 million.  Management expects revenues in the second quarter of 2004 to range between $82 million and $87 million, with EBITDA in the range of $28 million to $31 million.  This compares to pro forma revenue and EBITDA in the second quarter of 2003 of $80.7 million and $27.7 million, respectively.  Net income before preferred dividends in the second quarter of 2004 is expected to be in the range of $14.1 million to $15.9 million.  The outlook for the second quarter and full year does not include gains or losses from the disposition of assets, asset impairment charges, or gains or losses on the extinguishment of debt.

CONFERENCE CALL

Reddy Ice has scheduled a conference call on Tuesday, May 11, 2004 at 10:00 a.m. eastern time.  To participate, dial 303-262-2140 and ask for the Reddy Ice call 10 minutes prior to the start time.  A telephonic replay will be available through May 18, 2004 and may be accessed by calling 303-590-3000 and using the passcode 578748#.

Reddy Ice is the largest manufacturer and distributor of packaged ice in the United States.  With over 2,000 base employees, the Company sells its products primarily under the widely known Reddy Ice® brand to more than 82,000 locations in 32 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs, and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.  Reddy Ice Holdings, Inc. is an entity owned by Trimaran Capital Partners and Bear Stearns Merchant Banking.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions.  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

– Financial Tables to Follow –

FINANCIAL TABLES

Reddy Ice Holdings, Inc. was established on May 8, 2003.  On August 15, 2003, Reddy Ice Holdings acquired Packaged Ice, Inc., which was renamed Reddy Ice Group, Inc.  Reddy Ice Holdings and Reddy Ice Group are collectively referred to as “Successor.”  Packaged Ice prior to the merger on August 15, 2003 is referred to as “Predecessor.”  Reddy Ice Holdings conducted no operations during the period from May 8, 2003 through August 14, 2003.

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31,
	2004	2003
	(in thousands)

Revenues	$37,380	$32,567
Cost of sales	28,508	25,791
Gross profit	8,872	6,776
Operating expenses	8,318	7,345
Depreciation and amortization expense	5,562	5,791
Gain on dispositions of assets	—	(10)
Loss from operations	(5,008)	(6,350)
Other expense, net	—	(10)
Interest expense	(6,677)	(8,360)
Loss before income taxes	(11,685)	(14,720)
Income tax expense	—	—
Net loss before preferred dividends	(11,685)	(14,720)
Preferred dividends	(3,104)	(994)
Net loss available to common shareholders	$(14,789)	$(15,714)

EBITDA	$554	$(579)

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	Successor	Successor
	March 31, 2004	December 31, 2003
	(in thousands)

Cash and cash equivalents	$3,921	$12,801
All other current assets	28,958	28,620
Total assets	604,082	614,336

Current liabilities (less current portion of long-term debt and line of credit)	24,479	31,911
Total current and non-current debt (including line of credit)	339,162	330,947
Shareholders’ equity	180,281	191,318
Total liabilities and shareholders’ equity	604,082	614,336

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

By presenting EBITDA, Reddy Ice intends to provide investors a better understanding of the core operating results and underlying trends to measure past performance as well as prospects for the future.  Reddy Ice evaluates operating performance based on several measures, including EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Since EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  EBITDA is not necessarily a measure of Reddy Ice’s ability to fund its cash needs.  As it excludes certain financial information compared with net income or loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions, which are excluded.

Reconciliations of EBITDA to net income or loss can be found below:

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

RECONCILIATION OF EBITDA TO NET LOSS AVAILABLE TO

COMMON SHAREHOLDERS

(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31,
	2004	2003
	(in thousands)

EBITDA	$554	$(579)
Depreciation and amortization	(5,562)	(5,791)
Gain on dispositions of assets	—	10
Interest expense	(6,677)	(8,360)
Income tax expense	—	—
Net loss before preferred dividends	(11,685)	(14,720)
Preferred dividends	(3,104)	(994)
Net loss available to common shareholders	$(14,789)	$(15,714)

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

RECONCILIATION OF PRO FORMA EBITDA TO NET INCOME

AVAILABLE TO COMMON SHAREHOLDERS

(Unaudited)

	Predecessor	Combined
	Three Months Ended June 30, 2003	Twelve Months Ended December 31, 2003
	(in millions)

Pro forma EBITDA	$27.7	$73.8
Adjustments related to the purchase of Packaged Ice, Inc.:
Elimination of Ice Factory operating lease expense	(1.0)	(2.5)
Non-cash amortization of unearned equity compensation	0.0	0.1
Management fees	0.2	0.4
EBITDA attributable to the Service Ice acquisition	(0.3)	(0.7)
EBITDA attributable to the Triangle Ice acquisition	(3.6)	(9.2)
Historical EBITDA	23.0	61.9
Depreciation and amortization expense	(5.9)	(22.1)
Interest expense	(8.6)	(31.4)
Income tax expense	—	(1.1)
Net income before preferred dividends	8.5	7.3
Preferred dividends	(1.0)	(7.0)
Net income available to common shareholders	$7.5	$0.3

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

RECONCILIATION OF PROJECTED EBITDA TO

PROJECTED NET INCOME AVAILABLE TO COMMON SHAREHOLDERS

(Unaudited)

	Three Months Ended June 30,
	2004	2004
	Lower Range	Upper Range
	(in millions)

EBITDA	$28.0	$31.0
Depreciation and amortization expense	(5.9)	(5.9)
Interest expense	(6.6)	(6.6)
Income tax expense	(1.4)	(2.6)
Net income before preferred dividends	14.1	15.9
Preferred dividends	(3.2)	(3.2)
Net income available to common shareholders	$10.9	$12.7

	Twelve Months Ended December 31,
	2004	2004
	Lower Range	Upper Range
	(in millions)

EBITDA	$76.0	$81.0
Depreciation and amortization expense	(23.8)	(23.8)
Interest expense	(26.2)	(26.2)
Income tax expense	(9.9)	(11.8)
Net income before preferred dividends	16.1	19.2
Preferred dividends	(13.0)	(13.0)
Net income available to common shareholders	$3.1	$6.2